JOINT VENTURE BETWEEN

PETROSTRATA CORPORATION / ETES DEVELOPMENT CORPORATION

Projected Revenue and Utilization of Funds

JV Split		ESTIMATED ANNUAL GROSS RECEIPTS	$ 219,350,400.00
	60%	Estes	$ 131,610,240.00
	40%	PetroStrata	$ 87,740,160.00

ESTIMATED PRODUCTION - CLEAN COAL
	No.	Item	Comment
	20	Tons of Coal	Process goal per Single PetroMicronic Processer per hour
x	24	Hours per Day
	480	Tons of Coal per Day
x	1.75	Per Line	2 per PetroMicronic Processers each Line, incl. 25% down time
	840	Tons of Clean Coal total per Day	Initial Installation - First Line

x	4	Lines	Maximum Lines per Plant
	1920	Tons of Clean Coal processed per Day	Maximum Clean Coal Production per Day
	365	Days per Year
	700,800	Tons of Clean Coal processed per Year

ESTIMATED PRODUCTION - COAL OIL
	No.	Item	Comment
	3	Barrels per Ton	1 Barrel equals 42 gallons
x	700,800	Tons per Year	4 Lines in Service
	2,102,400	Barrels per Year
	5,760	Barrels per Day

ESTIMATED PRODUCTION - MISCELLANEOUS PETROLEUM DISTILLATES AND BY-PRODUCTS
	NOTES: 1.	Based on available data for Kerogen extraction from Oil Shale, approximately 33% of the precipitants from PetroMicronic Processing will be in the form of Petroleum Distillates and By-Products with potentially significant market value.

	2.	Specific Distillates and By-Products rendered from coal are determined by the quality and content of the original coal in the ground.

	3.	For purposes of this Projection, it is assumed that the revenue generated from the Petroleum Distillates and By-Products will exceed costs associated with the capture, containment and distribution.

	4.	Assume Net $1.00 per ton.

ESTIMATED ANNUAL GROSS RECEIPTS - CLEAN COAL
	No.	Item	Comment
	700,800	Tons of Clean Coal processed each Year
x	$ 66	$ per ton
	$ 46,252,800	Estimated Annual Gross Receipts	Annual Full Production

ESTIMATED ANNUAL GROSS RECEIPTS - COAL OIL
	No.	Item	Comment
	2,102,400	Barrels per year
x	$ 82	$ per barrel
	$ 172,396,800	Estimated Annual Gross Receipts	Annual Full Production

ESTIMATED ANNUAL GROSS RECEIPTS - COAL OIL (BRACKETED)			Comment
x	100	$ per Barrel	Estimated - fluctuates with Marketplace
	$ 210,240,000	Estimated Annual Gross Receipts	Annual - Full Production

x	50	$ per Barrel	Estimated - fluctuates with Marketplace
	$ 105,120,000	Estimated Annual Gross Receipts	Annual - Full Production

ESTIMATED ANNUAL GROSS RECEIPTS - MISC. PETROLEUM DISTILLATES AND BY-PRODUCTS
	No.	Item	Comment
	700,800	Tons of Clean Coal processed each Year
x	$ 1	$ per ton
	$ 700,800	Estimated Annual Gross Receipts	Annual Full Production

ESTIMATED ANNUAL GROSS RECEIPTS - COMBINED
	$ 46,252,800	Clean Coal
	$ 172,396,800	Coal Oil
	$ 700,800	Petroleum Distillates and By-Products
	$ 219,350,400	Estimated Annual Gross Receipts	Annual Full Production